SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 6, 2004
(as amended on December 23, 2004)

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

This Form 8-K/A amends and supersedes the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2004 and attaches Walid Maghribi’s letter of resignation from the Board of Directors of Sipex, a Separation Agreement and Release between Sipex and Mr. Maghribi dated December 17, 2004 and a letter agreement between Sipex and Douglas McBurnie dated December 17, 2004 as exhibits to such report.

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 17.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01 Entry into a Material Definitive Agreement.

     On December 17, 2004, Sipex Corporation (“Sipex”) and Douglas McBurnie entered into a letter agreement concerning the terms of Mr. McBurnie’s employment with Sipex (the “Letter Agreement”). Mr. McBurnie has been a director of Sipex since July 2000 and has been Chairman of the Board from June 2002 to the present. Mr. McBurnie also serves on the Corporate Governance and Nominating Committee of the Board and served as the company’s acting Chief Executive Officer from June 2002 to August 2002. The Letter Agreement provides that Mr. McBurnie will be the Chief Executive Officer of Sipex, effective December 6, 2004, and that he will be paid a base compensation of $6,730.76 per week. The Letter Agreement also provides that Mr. McBurnie will be granted an option to purchase 100,000 shares of Sipex common stock at an exercise price of $4.50 per share (the “Option”). The Option vests as to 1/3 of the shares subject to the Option each thirty (30) days after the date of grant, provided Mr. McBurnie is a service provider to Sipex on such date. The Option has a ten (10) year term and is exercisable for either thirty (30) days, three (3) months or twelve (12) months following Mr. McBurnie’s termination from Sipex, depending on the circumstances of his termination, as outlined in the Letter Agreement. The Letter Agreement provides that Mr. McBurnie will be an at-will employee of Sipex and that he will be eligible to participate in the company’s benefits program.

     On December 17, 2004, Sipex and Walid Maghribi entered into a Separation Agreement and Release (the “Separation Agreement”). Mr. Maghribi is the former President and Chief Executive Officer of Sipex and a former member of the Board of Directors of Sipex (the “Board”). Mr. Maghribi resigned from Sipex effective December 6, 2004. The Separation Agreement, among other things, provides for the payment by Sipex of seven and one-half (7.5) months of Mr. Maghribi’s base salary, less applicable withholding, within five (5) business days of the effective date of the agreement and for the immediate vesting of fifty percent (50%) of Mr. Maghribi’s unvested stock options on the effective date of the agreement. The Separation Agreement also provides for the payment by Sipex of certain health insurance premiums for Mr. Maghribi’s benefit through June 30, 2005 and for a release of claims by Mr. Maghribi in favor of Sipex as of the effective date of the agreement. The effective date of the Separation Agreement is December 24, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective December 6, 2004, Walid Maghribi resigned as the President and Chief Executive Officer of Sipex and as a member of the Board of Sipex because of disagreements with the Board concerning growth and prospects for the company and the company’s relationship with Future Electronics.

     Effective December 6, 2004, the Board appointed Mr. McBurnie as the interim President and Chief Executive Officer of Sipex. On December 17, 2004, Sipex and Mr. McBurnie entered into the Letter Agreement. The Letter Agreement provides that Mr. McBurnie will be the Chief Executive Officer of Sipex, effective December 6, 2004, and that he will be paid a base compensation of $6,730.76 per week. The Letter Agreement also provides that Mr. McBurnie will be granted an option to purchase 100,000 shares of Sipex Common Stock at an exercise price of $4.50 per share. The Option vests as to 1/3 of the shares subject to the Option each thirty (30) days after the date of grant, provided Mr. McBurnie is a service provider to Sipex on such date. The Option has a ten (10) year term and is exercisable for either thirty (30) days, three (3) months or twelve (12) months following Mr. McBurnie’s termination from Sipex, depending on the circumstances of his termination, as outlined in the Letter Agreement. The Letter Agreement provides that Mr. McBurnie will be an at-will employee of Sipex and that he will be eligible to participate in the company’s benefits program.

     Mr. McBurnie has been a director of the Company since July 2000 and has been Chairman of the Board from June 2002 to the present. Mr. McBurnie also serves on the Corporate Governance and Nominating Committee of the

Board and served as the Company’s acting Chief Executive Officer from June 2002 to August 2002. Mr. McBurnie was formerly Senior Vice President, Computer, Consumer & Network Products Group, of VLSI Technology. From June 1994 to August 1997, Mr. McBurnie was with National Semiconductor, where he was Senior Vice President and General Manager of its Communications and Consumer Group. Previously, Mr. McBurnie was Vice President and General Manager of National Semiconductor’s Local Area Network Division. Prior to joining National Semiconductor, he held key executive positions at a number of Silicon Valley companies, including Xidex Corporation, a manufacturer of data storage media, Precision Monolithics, Inc., a semiconductor company, and Fairchild Semiconductor, a semiconductor company. Mr. McBurnie also served as a member of the board of directors of Oryx Technology Corporation from May 1997 until May 2003. Mr. McBurnie is 62 years old.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

17.1	Resignation letter from Walid Maghribi

99.1*	Press release dated December 6, 2004, announcing the resignation of Walid Maghribi as President and CEO and as a member of the Board of Directors

99.2	Separation Agreement and Release between Sipex and Walid Maghribi dated December 17, 2004

99.3	Letter agreement between Sipex and Douglas McBurnie dated December 17, 2004

*	Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION
(Registrant)

Dated: December 23, 2004	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number
17.1	Resignation letter from Walid Maghribi

99.1*	Press release dated December 6, 2004, announcing the resignation of Walid Maghribi as President and CEO and as a member of the Board of Directors

99.2	Separation Agreement and Release between Sipex and Walid Maghribi dated December 17, 2004

99.3	Letter agreement between Sipex and Douglas McBurnie dated December 17, 2004

*	Previously filed.